CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 80 to the registration statement on Form N-1A (the “Registration Statement”) of our reports dated February 28, 2008 relating to the financial statements and financial highlights which appear in the December 31, 2007 Annual Reports to Shareholders of John Hancock Classic Value Fund, John Hancock Classic Value Fund II, John Hancock Core Equity Fund, John Hancock International Classic Value Fund, John Hancock Large Cap Select Fund, and John Hancock U.S. Global Leaders Growth Fund, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Financial Highlights” in the Prospectuses, also constituting part of the Post-Effective Amendment listed above, and under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 23, 2008